Ex. 10.3
SILVERLEAF RESORTS, INC.
Lodge Getaway
February 19, 2004
Mr. Thomas J. Morris
819 Equestrian Drive
Rockwall, Texas 75032
     RE:      FIRST AMENDMENT TO CONSULTING AGREEMENT
Dear Tom:
     This letter amends your Consulting Agreement with Silverleaf Resorts, Inc. (the “Company”) effective March 1, 2004, as follows:
1.	The first paragraph of the Consulting Agreement is amended to read TradeMark Consulting, Co. as the Consultant in place of Thomas J. Morris.

2.	Under Section 1, the term of the Consulting Agreement is extended to March 15, 2005.

3.	Under Section 2, Consultant further agrees to spend a minimum of two full business days per week at Silverleaf’s Dallas offices is removed and Consultant further agrees at the request of management to spend the amount of time necessary at Silverleaf’s Dallas offices to perform these duties is added in its place.

4.	Section 3 (c) is amended to read as follows:

Success Bonuses: If, during the Term of this Agreement, Consultant is successful in obtaining one or more new credit facilities for Silverleaf which are approved by the Board of Directors, including any off balance sheet facilities, Silverleaf agrees to pay a success bonus to Consultant on the closing of each new facility. The Success Bonus will be computed as follows: (1) $50,000.00 for a new inventory facility or if the facility equals or exceeds $20,000,000.00; or (2) $100,000.00 if the facility equals or exceeds $50,000,000.00; or (3) one tenth of one percent (l/10th of 1%) of the principal amount if the facility is equal to or exceeds $100,000,000.00. The success bonus shall be computed based on only the principal amount of the new facility that the lender is obligated to advance. The success bonus shall also not apply to any extensions or renewals of the principal amounts of Silverleaf’s current credit facilities.

5	Section 18 (b) is amended to read as follows:
Thomas J. Morris, President
TradeMark Consulting, Co.
819 Equestrian Drive
Rockwall, Texas 75032
6.	Except as amended by this First Amendment, the terms and provisions of your Consulting Agreement are hereby ratified and confirmed.

Very truly yours, SILVERLEAF RESORTS, INC.
By:	/S/ ROBERT E. MEAD
Robert E. Mead

ACCEPTED AND AGREED:

/S/ THOMAS J. MORRIS

Thomas J. Morris, Individually and as
President of TradeMark Consulting, Co.